                                                                    EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT



                  This EMPLOYMENT AGREEMENT, dated as of April 17, 2000 (this "Agreement"), between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Company"), and Dr. Mircho Davidov (the "Executive").


         In consideration of the mutual covenants and conditions set forth herein, the Company and the Executive agree as follows:

         1. Employment. Subject to the terms and conditions of this Agreement, the Company hereby employs the Executive, and the Executive hereby accepts employment with the Company.


         2. Duties and Reporting Relationship. (a) The Executive shall be employed in the capacity of Senior Vice President, Engineering, of the Company. In such capacity, the Executive shall be primarily responsible for the Company's microelectronics and receiver development activities. The Company and the Executive expect that upon the retirement of Mr. Robert D. Briskman as Executive Vice President, Engineer, of the Company the Executive shall succeed Mr. Briskman as the chief engineer of the Company. During the Term (as defined below), the Executive shall, on a full-time basis and consistent with the needs of the Company to achieve the goals of the Executive and the Company, use his skills and render services to the best of his ability in supervising the engineering efforts of the Company described above and shall, in addition, perform such other activities and duties consistent with his position as the Chief Executive Officer of the Company shall, from time to time, reasonably specify and direct. It is acknowledged that the Executive has made, and may continue to make, passive investments which will require a portion of his time and attention but Executive agrees that such investments will not interfere with his full-time commitment to the Company. The Executive shall not be required by this Agreement to perform duties for any entity other than the Company and its subsidiaries.


         (b) The Executive shall generally perform his duties and conduct his business at the principal offices of the Company in New York, New York.

         (c) The Executive shall report to the Chief Executive Officer of the Company.


         3. Term. The term of this Agreement shall commence on May 1, 2000, and end on May 1, 2003, unless terminated earlier pursuant to the provisions of
Section 6 (the "Term").


         4. Compensation. (a) Base Salary. During the Term, the Executive shall be paid an annual base salary of $325,000, subject to any increases that the Chief Executive Officer of the Company shall approve. All amounts paid to the Executive under this Agreement shall be in U.S. dollars. The Executive's base salary shall be paid at least monthly and, at the option of the Company, may be paid more frequently. In the event the Executive's employment is terminated during the Term, the Executive's base salary shall be prorated through the date of termination.

         (b) Stock Options. On the first day of the Term, the Company shall grant to the Executive an option to purchase 250,000 shares of the Company's common stock, par value

$.001 per share (the "Common Stock"), at an exercise price equal to the closing price of the Common Stock on the last business day preceding first day of the Term. Such options shall also be subject to the terms and conditions set forth in the Option Agreement attached to this Agreement as Exhibit A.


         (c) Restricted Stock. On the first day of the Term, the Company shall grant to the Executive 40,000 restricted shares of the Common Stock. Such restricted shares of Common Stock shall be subject to the terms and conditions set forth in the Restricted Stock Agreement attached to this Agreement as Exhibit B. In connection with such grant of restricted stock, the Executive represents and warrants to the Company that he has forfeited all of his rights to unvested stock options granted by his previous employer, which unvested stock options had a gross value in excess of $1,000,000 as of the date hereof.

         (d) Starting Bonus. On May 15, 2000, the Company shall pay the Executive the sum of $150,000. In connection with such payment, the Executive represents and warrants to the Company that he has forfeited all of his rights to all future awards under the long-term incentive plans of his previous employer and all other cash bonuses applicable to the calendar year 2000 from his previous employer.

         (e) Fee For Services. On May 15, 2000, the Company shall pay the Executive $150,000. This payment reflects compensation for services performed as an independent contractor after the termination of the Executive's employment with his previous employer. No deductions will be made from this payment pursuant to Section 4(g). At the appropriate time, the Company will issue a Form 1099 to the Executive regarding this payment. The Company cannot warrant to the Executive that his status as an independent contractor will be affirmed by any third party. The Executive is solely responsible for any federal, state, or local taxes owed by the Executive regarding this payment, and any fees or costs which may be incurred by him in defending his independent contractor status.

         (f) Retirement Benefits. (i) If the Gross Value (as defined below) of all vested options to purchase the Common Stock granted to the Executive during his employment with the Company (assuming no such options have been exercised) does not equal or exceed $10,000,000 on at least one day during the 365 days preceding the Executive's 57th birthday, then, if the Executive is an employee of the Company on his 57th birthday, the Company shall pay the Executive a monthly pension equal to 70% of his current base salary as of the date of his retirement from the Company for the rest of his life upon his retirement from the Company.

                  (ii) If the Gross Value (as defined below) of all vested options to purchase the Common Stock granted to the Executive during his employment with the Company (assuming no such options have been exercised) does not equal or exceed $15,000,000 on at least one day during the 365 days preceding the Executive's 65th birthday, then, if the Executive is an employee of the Company on his 65th birthday, the Company shall be unconditionally committed to pay the Executive a monthly pension equal to 100% of his current base salary as of the date of his retirement from the Company for the rest of his life upon his retirement from the Company. If the Executive shall earn 100% pension under this Section 4(f)(ii), then the 70% pension under Section 4(f)(ii) shall no longer apply.


                  (iii) "Gross Value" shall, with respect to any option to purchase the Common Stock, mean the closing price on the applicable date of the Common Stock on the Nasdaq National Market, the New York Stock Exchange or, if the Common Stock is not then listed on the Nasdaq National Market or the New York Stock Exchange, the principal securities exchange on which the Common Stock is then traded, less the applicable exercise price per share of Common Stock for such option to purchase the Common Stock, without giving effect to any federal, state or local taxes which may be withheld or payable upon the exercise of such option to purchase the Common Stock.

                  (iv) The Executive shall be solely responsible for any payroll and withholding taxes imposed by any applicable law, including without limitation, federal, New York State and New York City income tax withholding, federal unemployment tax and social security (FICA), on any compensation payable under this Section 4(f).

         (g) All compensation paid to the Executive hereunder shall be subject to any payroll and withholding deductions required by any applicable law, including, without limitation, federal, New York state and New York City income tax withholding, federal unemployment tax and social security (FICA).

         5. Expenses and Benefits. (a) During the Term, the Company shall promptly reimburse the Executive for all reasonable and necessary business expenses incurred and advanced by him in carrying out his duties under this Agreement. The Executive shall present to the Company from time to time an itemized account of such expenses in such form as may be required by the Company from time to time.


         (b) During the Term, the Executive shall be entitled to participate fully in any bonus grants, benefit plans, programs, policies and fringe benefits which may be made available to the senior officers of the Company generally, including, without limitation, medical, dental and life insurance; provided that the Executive shall participate in any stock option or stock purchase or compensation plan currently in effect or subsequently established by the Company to the extent, and only to the extent, authorized by the plan document or by the Board of Directors of the Company (the "Board") or the compensation committee thereof. With respect to the annual bonus program of the Company, the Company agrees that the Executive shall be entitled to annual bonuses, if any, on the same basis as other senior officers of the Company.


         6. Termination. The date upon which this Agreement is deemed to be terminated in accordance with any of the provisions of this Section 6 is referred to herein as the "Termination Date."

         (a) Termination for Cause. The Company has the right and may elect to terminate this Agreement for Cause at any time. For purposes of this Agreement, "Cause" means the occurrence or existence of any of the following:

                  (i) a material breach by the Executive of the terms of his employment or of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates (which, for purposes here, shall mean any individual, corporation, partnership, association, limited liability company, trust, estate, or other entity or organization directly or indirectly controlling, controlled by, or under direct or indirect common control with the Company) which has not been approved by a majority of the disinterested directors of the Board, if in any such case such material breach remains uncured after thirty days have elapsed following the date on which the Company gives the Executive written notice of such breach;

                  (ii) the repeated material breach by the Executive of any duty referred to in clause (i) above with respect to which at least one prior notice was given under clause (i);

                  (iii) any act of dishonesty, misappropriation, embezzlement, intentional fraud, or similar conduct by the Executive involving the Company or its affiliates;

                  (iv) the conviction or the plea of nolo contendre or the equivalent in respect of a felony;

                  (v) any damage of a material nature to any property of the Company or any of its affiliates caused by the Executive's willful or grossly negligent conduct;

                  (vi) the repeated nonprescription use of any controlled substance or the repeated use of alcohol or any other non-controlled substance that the Board reasonably determines renders the Executive unfit to serve as an officer or employee of the Company or its affiliates;

                  (vii) the Executive's failure to comply with the Board's reasonable written instructions, after thirty days written notice; or

                  (viii) conduct by the Executive that in a good faith written determination of the Board demonstrates unfitness to serve as an officer or employee of the Company or its affiliates, including, without limitation, a finding by the Board or any regulatory authority that the Executive committed acts of unlawful harassment or violated any other state, federal or local law or ordinance prohibiting discrimination in employment applicable to the business of the Company or any of its operating subsidiaries.

Termination of the Executive for Cause pursuant to this Section 6(a) shall be communicated by a Notice of Termination. For purposes of this Agreement a "Notice of Termination" shall mean delivery to the Executive of a copy of a resolution or resolutions duly adopted by the affirmative vote of not less than a majority of the directors present and voting at a meeting of the Board called and held for that purpose after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote, finding that in the good faith opinion of the Board, the Executive was guilty of conduct set forth in the first sentence of this Section 6(a) and specifying the particulars thereof in detail. For purposes of Section 6(a), this Agreement shall terminate on the date specified by the Board in the Notice of Termination.

         (b) Death or Disability. (i) This Agreement and the Executive's employment hereunder shall terminate upon the death of the Executive. For purposes of Section 6(b)(i), this Agreement shall terminate on the date of the Executive's death.


                  (ii) If the Executive is unable to perform the essential duties and functions of his position because of a disability, even with a reasonable accommodation, for one hundred eighty days within any three hundred sixty-five day period, and the Company, in its reasonable judgment, determines that the exigencies created by the Executive's disability are such that termination is warranted, the Company shall have the right and may elect to terminate the services of the Executive by a Notice of Disability Termination. For purposes of this Agreement, a "Notice of Disability Termination" shall mean a written notice which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under this Section 6(b)(ii). In considering whether the Executive is able to perform the essential functions of his position with a reasonable accommodation, the Company shall consider reasonably available competent medical advice. For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Disability Termination. This Agreement shall terminate on the day after such Notice of Disability Termination is received by the Executive.


         (c) Voluntary Resignation. Should the Executive wish to resign from his position with the Company, for other than Good Reason (as defined below), during the Term, the Executive shall give fourteen days prior written notice to the Company. Failure to provide such notice shall entitle the Company to terminate this Agreement effective on the last business day on which the Executive reported for work at his principal place of employment with the Company. The Agreement will terminate on the effective date of the resignation as defined above, however, the Company may, at its sole discretion, request that the Executive perform no job responsibilities and cease his active employment immediately upon receipt of the Notice.

         (d) Without Cause. The Company shall have the absolute right to terminate the Executive's employment without Cause at any time. If the Company elects to terminate the Executive without Cause, the Company shall give seven days written notice to the Executive. This Agreement shall terminate seven days following receipt of such notice by the Executive, however, the Company, at its sole discretion may request that the Executive cease active employment and perform no more job duties immediately upon provision of such notice to the Executive.

         (e) For Good Reason. Should the Executive wish to resign from his position with the Company for Good Reason during the Term, the Executive shall give seven days prior written notice to the Company. Failure to provide such notice shall entitle the Company to fix the Termination Date as of the last business day on which the Executive reported for work at his principal place of employment with the Company. The Agreement shall terminate on the date specified in such notice, however, at its sole discretion, the Company may request the Executive cease active employment and perform no more job duties for the Company immediately upon receipt of such notice.

         For purposes of this Agreement, "Good Reason" shall mean the continuance of any of the following events (without the Executive's express prior written consent) for a period of seven days (or thirty days in the case of items (i) and (v) below) after delivery to the Company by the Executive of a notice of the occurrence of such event:

                  (i) the assignment to the Executive by the Company of duties not reasonably consistent with the Executive's positions, duties, responsibilities, titles or offices at the commencement of the Term or any unreasonable reduction in his duties or responsibilities or any removal of the Executive from or any failure to re-elect the Executive to any of such positions (except in connection with the termination of the Executive's employment for Cause, disability or as a result of the Executive's death or by the Executive other than for Good Reason); provided that Employee acknowledges and agrees, or

                  (ii) any reduction in the Executive's annual base salary from the previous year; or

                  (iii) any failure of the Company to comply with the terms of
         Section 5(b) as it relates to the Executive's annual bonuses; or

                  (iv) a relocation of the Company's executive offices to a location outside of New York City; or

                  (v) any material breach by the Company of any provision of this Agreement.

         (f) Compensation and Benefits Upon Termination. If the employment of the Executive is terminated for any reason, except (i) by the Company for Cause or (ii) by the Executive voluntarily, then the Executive shall be entitled to receive, and the Company shall pay to the Executive without setoff, counterclaim or other withholding, except as set forth in Section 4(g), an amount (in addition to any salary, benefits or other sums due the Executive through the Termination Date) equal to the Executive's annualized base salary then in effect. Any amount becoming payable under this Section 6(f) shall be paid in immediately available funds within ten business days following the Termination Date. The resignation of the Executive for Good Reason shall not be considered a voluntary resignation and the Executive shall be entitled to be paid the amount set forth above in the event the Executive terminates for Good Reason.

         7. Inventions and Ideas. (a) The Executive agrees to promptly disclose in writing to the Company all inventions, discoveries, developments, improvements, and innovations (herein called "Inventions") whether or not patentable, conceived or made by the Executive, either solely or in concert with others during the period of his employment with the Company, including, but not limited to any period prior to the date of this Agreement, whether or not made or conceived during work hours that: (a) relate in any manner to the existing or contemplated business or research activities of the Company; or (b) are suggested by or result from the Executive's employment with the Company; or (c) result from the use of the Company's time, materials, or facilities and that all such inventions shall be the exclusive property of the Company.

         (b) The Executive hereby assigns to the Company his entire right, title, and interest to all such inventions that are the property of the Company under the provisions of this Agreement and all unpatented inventions that the Executive now owns, except those specifically described in a statement which has been separately executed by a duly authorized officer of the Company and the Executive and which is attached hereto as Exhibit C. The Executive will, at the Company's request and expense, execute specific assignments to any such invention and execute, acknowledge, and deliver such other documents and take such further action as may be considered necessary by the Company at any time during or subsequent to the period of his employment with the Company to obtain and define letters patent in any and all countries and to vest title in such inventions in the Company or its assigns.

         (c) Any invention disclosed by the Executive to a third person or described in a patent application filed by the Executive or on the Executive's behalf within one year following the period of the Executive's employment with the Company, shall be presumed to have been conceived or made by the Executive during the period of his employment with the Company unless proved to have been conceived and made by the Executive following the termination of employment with the Company.

         (d) The provisions of this Section 7 shall survive any termination of this Agreement.

         8. Nondisclosure of Confidential Information. (a) The Executive acknowledges that in the course of his employment he will occupy a position of trust and confidence. The Executive shall not, except as may be required to perform his duties or as required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information.

         (b) "Confidential Information" shall mean information about the Company's business and operations that is not disclosed by the Company for financial reporting purposes and that was learned by the Executive in the course of his employment by the Company, including, without limitation, any proprietary knowledge, patents, trade secrets, data, formulae, sketches, notebooks, blueprints, information and client and customer lists and all papers and records (including computer records) of the documents containing such Confidential Information. The Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. The Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon as possible thereafter, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or prepared by the Executive in the course of his employment by the Company.

         (c) The provisions of this Section 8 shall survive any termination of this Agreement.


         9. Covenant Not to Compete. For one year following the end of the Term, including in the event the Executive has been terminated without Cause or has resigned for Good Reason(the "Restricted Period"), the Executive will not, directly or indirectly, enter into the employment of, render services to, or acquire any interest whatsoever in (whether for his own account as an individual proprietor, or as a partner, associate, stockholder, officer, director, consultant, trustee or otherwise), or otherwise assist, XM Satellite Radio Inc. ("XM"), any subsidiary or affiliate of XM or any person or entity in North America to compete with the Company in the creation and innovation of technologies related to the transmission of satellite radio entertainment programming; provided, that nothing in this Agreement shall prevent the purchase or ownership by the Executive by way of investment of up to five percent of the shares or equity interest of any corporation or other entity. The Executive agrees that during the Restricted Period, the Executive will not call on or otherwise solicit business or assist others to solicit business from any of the customers of the Company as to technologies developed by the Executive for the Company during the Term, including those relating to the transmission of satellite radio entertainment programming. The Executive agrees that during the Restricted Period he will not solicit or assist others to solicit the employment of or hire any employee of the Company without the prior written consent of the Company.

         10. Gross-Up Provisions. (a) If the Executive is, in the opinion of a nationally recognized accounting firm selected by the Executive in his sole discretion, expected to pay an excise tax on "excess parachute payments" (as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code")) under Section 4999 of the Code as a result of an acceleration of the vesting of options or for any other reason, the Company shall have an absolute and unconditional obligation to pay the Executive in accordance with the terms of this Section 10 the expected amount of such taxes. In addition, the Company shall have an absolute and unconditional obligation to pay the Executive such additional amounts as are necessary to place the Executive in the exact same financial position that he would have been in if he had not incurred any expected tax liability under Section 4999 of the Code; provided that the Company shall in no event pay the Executive any amounts with respect to any penalties or interest due under any provision of the Code. The determination of the exact amount, if any, of any expected "excess parachute payments" and any expected tax liability under Section 4999 of the Code shall be made by the nationally-recognized independent accounting firm selected by the Executive. The fees and expenses of such accounting firm shall be paid by the Company in advance. The determination of such accounting firm shall be final and binding on the parties. The Company irrevocably agrees to pay to the Executive, in immediately available funds to an account designated in writing by the Executive, any amounts to be paid under this Section 10 within two days after receipt by the Company of written notice from the accounting firm which sets forth such accounting firm's determination. In addition, in the event that such payments are not sufficient to pay all excise taxes on "excess parachute payments" under Section 4999 of the Code as a result of an acceleration of the vesting of options or for any other reason and to place the Executive in the exact same financial position that he would have been in if he had not incurred any expected tax liability under Section 4999 of the Code as a result of a change in control, then the Company shall have an absolute and unconditional obligation to pay the Executive such additional amounts as may be necessary to pay such excise taxes and place the Executive in the exact same financial position that he would have been had he not incurred any tax liability as a result of a change in control under the Code. Notwithstanding the foregoing, in the event that a written ruling (whether public or private) of the Internal Revenue Service ("IRS") is obtained by or on behalf of the Company or the Executive, which ruling expressly provides that the Executive is not required to pay, or is entitled to a refund with respect to, all or any portion of such excise taxes or additional amounts, the Executive shall promptly reimburse the Company in an amount equal to all amounts paid to the Executive pursuant to this
Section 10 less any excise taxes or additional amounts which remain payable by, or are not refunded to, the Executive after giving effect to such IRS ruling. Each of the Company and the Executive agrees to promptly notify the other party if it receives any such IRS ruling.

                  (b) The provisions of this Section 10 shall survive any termination of this Agreement.


         11. Remedies. The Executive and Company agree that damages for breach of any of the covenants under Sections 8 and 9 above will be difficult to determine and inadequate to remedy the harm which may be caused thereby, and therefore consent that these covenants may be enforced by temporary or permanent injunction without the necessity of bond. The Executive believes, as of the date of this Agreement, that the provisions of this Agreement are reasonable and that the Executive is capable of gainful employment without breaching this Agreement. However, should any court or arbitrator decline to enforce any provision of
Section 8 or 9 of this Agreement, this Agreement shall, to the extent applicable in the circumstances before such court or arbitrator, be deemed to be modified to restrict the Executive's competition with the Company to the maximum extent of time, scope and geography which the court or arbitrator shall find enforceable, and such provisions shall be so enforced.

         12. Indemnification. The Company shall indemnify the Executive to the full extent provided in the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and the law of the State of Delaware in connection with his activities as an officer of the Company.

         13. Entire Agreement. The provisions contained herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and communications between the parties, oral or written, with respect to such subject matter.

         14. Modification. Any waiver, alteration, amendment or modification of any provisions of this Agreement shall not be valid unless in writing and signed by both the Executive and the Company.

         15. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

         16. Assignment. The Executive may not assign any of his rights or delegate any of his duties hereunder without the prior written consent of the Company. The Company may not assign any of its rights or delegate any of its obligations hereunder.

         17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors in interest of the Executive and the Company.

         18. Notice. All notices and other communications required or permitted hereunder shall be made in writing and shall be deemed effective when initially transmitted by courier or facsimile transmission and five days after mailing by registered or certified mail:

                           if to the Company:

                           Sirius Satellite Radio Inc.
                           1221 Avenue of the Americas
                           36th Floor
                           New York, New York  10020
                           Attention:  General Counsel
                           Telecopier:  (212) 584-5353

                           if to the Executive:

                           Dr. Mircho Davidov
                           Address on file at the offices
                           of the Company

or to such other person or address as either of the parties shall furnish in writing to the other party from time to time.

         19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

         20. Non-Mitigation. The Executive shall not be required to mitigate damages or seek other employment in order to receive compensation or benefits under Section 6 of this Agreement; nor shall the amount of any benefit or payment provided for under Section 6 of this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer.

         21. Arbitration. (a) The Executive and the Company agree that if a dispute arises concerning or relating to the Executive's employment with the Company, or the termination of the Executive's employment, such dispute shall be submitted to binding arbitration under the rules of the American Arbitration Association in effect at the time such dispute arises. The arbitration shall take place in New York, New York, and both the Executive and the Company agree to submit to the jurisdiction of the arbitrator selected in accordance with the American Arbitration Association rules and procedures. Except as provided for below, the Executive and the Company agree that this arbitration procedure will be the exclusive means of redress for any disputes relating to or arising from the Executive's employment with the Company or his termination, including disputes over rights provided by federal, state, or local statutes, regulations, ordinances, and common law, including all laws that prohibit discrimination based on any protected classification. THE PARTIES EXPRESSLY WAIVE THE RIGHT TO A JURY TRIAL, AND AGREE THAT THE ARBITRATOR'S AWARD SHALL BE FINAL AND BINDING ON BOTH PARTIES, AND SHALL NOT BE APPEALABLE. The arbitrator shall have discretion to award monetary and other damages, and any other relief that the arbitrator deems appropriate and is allowed by law. The arbitrator shall have the discretion to award the prevailing party reasonable costs and attorneys' fees incurred in bringing or defending an action, and shall award such costs and fees to the Executive in the event the Executive prevails on the merits of any action brought hereunder.


         (b) The Company and the Executive agree that the sole dispute that is excepted from Section 21(a) is an action seeking injunctive relief from a court of competent jurisdiction regarding enforcement and application of Sections 8 and 9 of this Agreement, which action may be brought in addition to, or in place of, an arbitration proceeding in accordance with Section 21(a).


         22. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         23. Executive's Representations. The Executive hereby represents and warrants to Company that he (a) is not now under any contractual or other obligation that is inconsistent with or in conflict with this Agreement or that would prevent, limit, or impair the Executive's performance of his obligations under this Agreement; (b) has been provided the opportunity to be, or has been, represented by legal counsel in preparing, negotiating, executing and delivering this Agreement; and (c) fully understands the terms and provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                           SIRIUS SATELLITE RADIO INC.



                                            By: /s/ Patrick L. Donnelly
                                                -----------------------------
                                                Patrick L. Donnelly
                                                Senior Vice President,
                                                General Counsel and Secretary




                                                /s/ Dr. Mircho Davidov
                                                -------------------------
                                                Dr. Mircho Davidov

                                                                       EXHIBIT A


         THIS OPTION HAS NOT BEEN REGISTERED UNDER STATE OR FEDERAL SECURITIES LAWS. THIS OPTION MAY NOT BE TRANSFERRED EXCEPT BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION.

           SIRIUS SATELLITE RADIO 1999 LONG-TERM STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement"), dated as of May 15, 2000 ("Date of Grant"), between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Company"), and Dr. Mircho Davidov (the "Optionee").

         1. Grant of Option. Subject to the terms and conditions of this Agreement and the Sirius Satellite Radio 1999 Long-Term Stock Incentive Plan (as amended, supplemented or otherwise modified from time to time, the "Plan"), the Company hereby grants to the Optionee the right and option (this "Option") to purchase up to two hundred and fifty thousand (250,000) shares (the "Shares") of common stock, par value $0.001 per share, of the Company at a price per share of $31.875 (the "Exercise Price"). This Option is not intended to qualify as an Incentive Stock Option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In the case of any stock split, stock dividend or like change in the Shares occurring after the date hereof, the number of Shares and the Exercise Price shall be adjusted as set forth in Section 4(b) of the Plan. This Option shall vest and be exercisable as follows:

         (a) The right and option to purchase up to sixty two thousand and five hundred (62,500) Shares shall vest and become exercisable on May 15, 2001 if the Optionee continues to be employed by the Company, either as an employee or a consultant, until and on such date;

         (b) The right and option to purchase up to sixty two thousand and five hundred (62,500) Shares shall vest and become exercisable on May 15, 2002 if the Optionee continues to be employed by the Company, either as an employee or a consultant, until and on such date;

         (c) The right and option to purchase up to sixty two thousand and five hundred (62,500) Shares shall vest and become exercisable on May 15, 2003 if the Optionee continues to be employed by the Company, either as an employee or a consultant, until and on such date; and

         (d) The right and option to purchase up to sixty two thousand and five hundred (62,500) Shares shall vest and become exercisable on May 15, 2004 if the Optionee continues to be employed by the Company, either as an employee or a consultant, until and on such date.

The vesting of this Option is also subject to acceleration in accordance with the provisions of Section 13 of the Plan; provided that in no event shall the ownership by (i) Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. of shares of the Company's 9.2% Series A Junior Cumulative Convertible Preferred Stock and shares of the Company's 9.2% Series B Junior Cumulative Convertible Preferred Stock or (ii) affiliates of The Blackstone Group L.P. of shares of the Company's 9.2% Series D Junior Cumulative Convertible Preferred Stock be deemed to constitute a Change of Control (as defined in the Plan) for the purposes of the Plan.

         2. Termination of Option. This Option shall terminate, to the extent not previously exercised, ten (10) years from the Date of Grant or earlier upon the expiration of (a) ninety (90) days from the date of termination of the Optionee's employment or contractual relationship with the Company for any reason whatsoever other than death or Disability (as defined below) or (b) the expiration of one (1) year from (i) the date of death of the Optionee or (ii) cessation of the Optionee's employment or contractual relationship by reason of Disability (as defined below). Subject to the terms of the Plan, if the Optionee's employment or contractual relationship is terminated by death, this Option shall be exercisable only by the person or persons to whom the Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. "Disability" shall mean any physical, mental or other health condition which substantially impairs the Optionee's ability to perform his or her assigned duties for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death. The Company shall determine whether the Optionee has incurred a Disability on the basis of medical evidence reasonably acceptable to the Company. Upon making a determination of Disability, the Company shall determine the date of the Optionee's termination of employment or contractual relationship .

         For purposes of this Agreement, transfer of employment between or among the Company and/or any Related Company shall not be deemed to constitute a termination of employment with the Company or the Related Company. "Related Company", when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, on the date of this Agreement, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain. When referring to a parent corporation, the term "Related Company" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, on the date of this Agreement, each of the corporations, other than the Company, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

         3. Non-transferable. This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, this Option shall terminate and become null and void.

         4. Exercise. Subject to Sections 1 and 2 of this Agreement and the Plan, this Option may be exercised, in whole or in part, by means of a written notice of exercise signed and delivered by the Optionee (or, in the case of exercise after death of the Optionee by the executor, administrator, heir or legatee of the Optionee, as the case may be) to the Company at the address set forth herein for notices to the Company. Such notice (a) shall state the number of Shares to be purchased and the date of exercise, and (b) shall be accompanied by payment of the Exercise Price in cash, by certified or cashier's check or by delivery of such other consideration as the administrator of the Plan may approve.

         5. Withholding. Prior to delivery of the Shares purchased upon exercise of this Option, the Company shall determine the amount of any United States federal, state and local income tax, if any, which is required to be withheld under applicable law and shall, as a condition of exercise of this Option and delivery of certificates representing the Shares purchased upon exercise of this Option, collect from the Optionee the amount of any such tax to the extent not previously withheld.

         6. Rights of the Optionee. Neither this Option, the execution of this Agreement nor the exercise of any portion of this Option shall confer upon the Optionee any right to, or guarantee of, continued employment by the Company, or in any way limit the right of the Company to terminate employment of the Optionee at any time, subject to the terms of any employment agreement between the Company and the Optionee.

         7. Professional Advice. The acceptance and exercise of this Option may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that the Optionee has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and this Option.

         8. Agreement Subject to Plan. The Option and this Agreement are subject to the terms and conditions set forth in the Plan and in any amendments to the Plan existing now or in the future, which terms and conditions are incorporated herein by reference. A copy of the Plan previously has been delivered to the Optionee. Should any conflict exist between the provisions of the Plan and those of this Agreement, the provisions of the Plan shall govern and control. This Agreement and the Plan constitute the entire understanding between the Company and the Optionee with respect to this Option.

         9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.

         10. Notices. Any notice required or permitted to be made or given hereunder shall be mailed via certified or registered mail or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

                  Company:          Sirius Satellite Radio Inc.

                             1221 Avenue of the Americas, 36th Floor
                             New York, New York 10020
                             Attention: General Counsel

            Optionee:        Dr. Mircho Davidov
                             Address on file at the
                             offices of company


         Notices and other communications shall be deemed received and effective upon the earlier of (i) hand delivery to the recipient, or (ii) five (5) days after being mailed by certified or registered mail, postage prepaid, return receipt requested.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


SIRIUS SATELLITE RADIO INC.                 Optionee:



By:  /s/ Patrick L. Donnelly                /s/ Dr. Mircho Davidov
     ---------------------------            --------------------------
     Patrick L. Donnelly                    Dr. Mircho Davidov
     Senior Vice President and
     General Counsel

                                                                       EXHIBIT B



           SIRIUS SATELLITE RADIO 1999 LONG-TERM STOCK INCENTIVE PLAN


                           RESTRICTED STOCK AGREEMENT

         THIS RESTRICTED STOCK AGREEMENT (this "Agreement"), dated as of May 1, 2000 ("Date of Grant"), between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Company"), and Dr. Mircho Davidov (the "Executive").


         WHEREAS, the Company maintains the Sirius Satellite Radio 1999 Long-Term Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Executive has been selected by the committee administering the Plan (the "Committee") to receive an award of Restricted Stock under Section 8(a) of the Plan (and thus become a "Participant" as defined in the Plan).

         NOW, THEREFORE, IT IS AGREED, by and between the Company and the Executive, as follows:

         1. Definitions. Terms used in this Agreement that are not defined in this Agreement are defined in the Plan.


         2. Shares Subject to Agreement. The Executive is hereby awarded 40,000 shares of Restricted Stock.


         3. Rights as Stockholder. The Executive shall be entitled to receive any dividends paid with respect to his shares of Restricted Stock; provided, however, that no dividends shall be payable to or for the benefit of the Executive with respect to record dates occurring either (i) before the Date of Grant or (ii) on or after the date, if any, on which the Executive has forfeited the Restricted Stock. The Executive shall be entitled to vote his shares of Restricted Stock that have not been forfeited to the same extent as would have been applicable to the Executive if he was then vested in the shares; provided, however, that the Executive shall not be entitled to vote the shares with respect to record dates for such voting rights arising either (i) before the Date of Grant or (ii) on or after the date, if any, on which the Executive has forfeited the shares.


         4. Transfer and Forfeiture of Shares. On the Executive's Termination Date, the Executive shall forfeit all of his shares of Restricted Stock that are not then vested. For purposes of this Agreement, the Executive's "Termination Date" means his Termination Date as defined in Section 6 of the Employment Agreement dated April 17, 2000 between the Company and the Executive (as amended, supplemented or otherwise modified, the "Employment Agreement"). Subject to earlier vesting pursuant to Section 5, the Executive shall become vested in his shares of Restricted Stock, and thus become owner of the shares free of all restrictions otherwise imposed by this Agreement, in accordance with the following schedule:

                   DATE                           NO. SHARES THAT VEST
                   ----                           --------------------

    First Anniversary of Date of Grant                   35,000
    Second Anniversary of Date of Grant                   3,500
    Third Anniversary of Date of Grant                    1,500


A share of the Executive's Restricted Stock may not be sold, assigned, transferred pledged or otherwise encumbered until the Executive becomes vested in such share.

         5. Death or Disability. Notwithstanding Section 4, the Executive shall become vested in his shares of Restricted Stock as of his Termination Date before the date his Restricted Stock would otherwise vest under Section 4, if such Termination Date occurs by reason of the Participant's death or Disability. For purposes of this Agreement, "Disability" means any physical, mental or other health condition which substantially impairs the Executive's ability to perform his assigned duties for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death. The Company shall determine whether the Executive has incurred a Disability on the basis of medical evidence reasonably acceptable to the Company. Upon making a determination of Disability, the Company shall determine the date of the Executive's termination of employment.

         6. Other Termination. Notwithstanding Section 4, the Executive shall become vested in his shares of Restricted Stock as of his Termination Date before the date his Restricted Stock would otherwise vest under Section 4, if such Termination Date occurs by any reason that would cause an amount to become payable to the Executive under Section 6(f) of the Employment Agreement.

         7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.

         8. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Executive from the office of the Secretary of the Company.

         9. Amendment. This Agreement may be amended by written agreement of the Executive and the Company, without the consent of any other person.

         10 Section 83(b) Election. The Executive understands and acknowledges that (i) he should consult with his tax advisor regarding the advisability of filing with the Internal Revenue Service an election under ss.83(b) of the Internal Revenue Code, (ii) that an election under ss.83(b) must be filed within 30 days after the Date of Grant, and (iii) that the Company is under no obligation to assist the Executive with determining the appropriateness of filing the election or making the filing itself.

         IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the Date of Grant.

SIRIUS SATELLITE RADIO INC.



By:  /s/ Patrick L. Donnelly                /s/ Dr. Mircho Davidov
     --------------------------             -------------------------
     Patrick L. Donnelly                    Dr. Mircho Davidov
     Senior Vice President and
     General Counsel

                                                                       EXHIBIT C
                            List of Prior Inventions
                        and Original Works of Authorship


-----------------------------------------------------------------------------------------------
          TITLE               DATE                IDENTIFYING NUMBER OR BRIEF DESCRIPTION
-----------------------------------------------------------------------------------------------

                         The parties shall complete this
                      Exhibit C on or prior to May 1, 2000




____ No inventions or improvements

____ Additional Sheets Attached

Signature of Employee: _____________________________

Print Name of Employee: ____________________________


Date: April 17, 2000